                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                         PROFESSIONAL SERVICES AGREEMENT

                  PROFESSIONAL SERVICES AGREEMENT dated as of December 11, 2002 (the "Agreement"), by and between ARDENT HEALTH SERVICES LLC, a Delaware limited liability company (the "Company") and WCAS MANAGEMENT CORPORATION, a New York corporation ("WCAS").

                  WHEREAS, WCAS has provided substantial financial and management consulting services to the Company in connection with arranging for the investments made by certain persons as described in Part A, Part B and Part C of Annex I, and the Company is willing to compensate WCAS for such services as provided herein;

                  NOW, THEREFORE, the Company and WCAS hereby agree as follows:

                  1. Investment Fee. (a) Concurrently with the first closing of the sale of common units ("Common Units") by the Company pursuant to the transactions referenced in Part A of Annex I, the Company shall pay at such closing to WCAS an investment fee in immediately available funds equal to one percent (1%) of the aggregate cash consideration to be paid to the Company over one or more closings.

                  (b) Concurrently with the first closing of the sale of Common Units by the Company pursuant to the transactions referenced in Part B of Annex I, the Company shall pay at such closing to WCAS an investment fee in immediately available funds equal to one percent (1%) of the aggregate cash consideration to be paid to the Company over one or more closings.

                  (c) Concurrently with the closing of the sale of Common Units by the Company pursuant to the transactions referenced in Part C of Annex I, the Company shall pay at such closing to WCAS an investment fee in immediately available funds equal to one percent (1%) of the total cash consideration to be paid to the Company at such closing.

                  2. Independent Contractor. The Company and WCAS agree that any and all services provided in connection with this Agreement by WCAS were provided by such party as an independent contractor, and neither WCAS nor any of its respective directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement.

                  3. Expenses. The Company will pay the fees and expenses of WCAS and its affiliates, on or prior to the applicable closing date, incurred in connection with each funding transaction set forth in Part A and Part B of Annex I and any additional fees and expenses incurred by WCAS and its affiliates in connection therewith (including, without limitation, in each case, the fees and expenses of Reboul, MacMurray, Hewitt & Maynard).

                  4. Entire Agreement: Modification. This Agreement (a) contains the complete and entire understanding and agreement of the Company and WCAS with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings,

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conditions and agreements, oral or written, express or implied, respecting the subject matter hereof.

                  5. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

                  6. Assignment. Neither party hereto may assign such party's rights or obligations under this Agreement without the express written consent of the other party hereto.

                  7. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

                  8. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

                  9. Choice of Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                    ********

                            [Signature Page Follows]

                                       2
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                  IN WITNESS WHEREOF, the Company and WCAS have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                       ARDENT HEALTH SERVICES LLC

                       By: /s/ David T. Vandewater
                           ----------------------------------------
                           Name: David T. Vandewater
                           Title: President and Chief Executive Officer

                       WCAS MANAGEMENT CORPORATION

                       By: /s/ Jonathan M. Rather
                           ---------------------------------------
                           Name: Jonathan M. Rather
                           Title: Treasurer

                                     ANNEX I

                             SCHEDULE OF INVESTMENTS

Part A

          DESCRIPTION OF INVESTMENT                                                   CONSIDERATION
----------------------------------------------------------------------------------------------------
Purchase by Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS IX") and certain affiliates and FFC Partners II, L.P. and related entities ("FFC") of up to an aggregate additional 36,666,666 Common Units pursuant to a
      Subscription Agreement, dated as of December 11, 2002 (the "Subscription
      Agreement"), among the Company, WCAS IX and FFC, and the several other
      purchasers named therein.                                                      $164,999,997.00
----------------------------------------------------------------------------------------------------
         TOTAL CONSIDERATION                                                         $164,999,997.00
----------------------------------------------------------------------------------------------------

Part B

                            DESCRIPTION OF INVESTMENT

Purchase by BancAmerica Capital Investors I, L.P. ("BA") of Common Units pursuant to the Subscription Agreement (as amended by the terms of a joinder agreement entered into by BA), or as otherwise set forth in a separate subscription agreement entered into by the Company, BA and any other parties named therein, relating to the sale of Common Units.

Part C

                            DESCRIPTION OF INVESTMENT

Purchase by existing members of the Company and certain members of management of the Company of Common Units.